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                           INVESTMENT MANAGEMENT AGREEMENT

                                       Between

                          T. ROWE PRICE EQUITY SERIES, INC.

                                         and

                            T. ROWE PRICE ASSOCIATES, INC.


               INVESTMENT MANAGEMENT AGREEMENT, made as of the 31st day of July, 1996, by and between T. ROWE PRICE EQUITY SERIES, INC., a Maryland corporation (hereinafter called the "Corporation"), and
          T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Manager").

                                 W I T N E S S E T H:

               WHEREAS, the Corporation is engaged in business as an open-end management investment company and is registered as such under the federal Investment Company Act of 1940, as amended (the "Act"); and

               WHEREAS, the Corporation is authorized to issue shares of capital stock ("Shares") in the T. Rowe Price Mid-Cap Growth Portfolio (the "Fund"), a separate series of the Corporation whose Shares represent interests in a separate portfolio of securities and other assets ("Fund Shares"); and

               WHEREAS, the Manager is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended; and

               WHEREAS, the Fund desires the Manager to render investment supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:


















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               1.    Duties and Responsibilities of Manager.

                  A. Investment Management Services. The Manager shall act as investment manager and shall supervise and direct the investments of the Fund in accordance with the Fund's investment objectives, program and restrictions as provided in the Corporation's prospectus, on behalf of the Fund, as amended from time to time, and such other limitations as the Corporation may impose by notice in writing to the Manager. The Manager shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objectives. In furtherance of this duty, the Manager, as agent and attorney-in-fact with respect to the Corporation, is authorized, in its discretion and without prior consultation with the Corporation, to:

                       (i)  buy, sell, exchange, convert, lend, and
                     otherwise trade in any stocks, bonds, and other securities or assets; and

                      (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as the Manager may select.

                  B. Financial, Accounting, and Administrative Services. The Manager shall maintain the corporate existence and corporate records of the Corporation; maintain the registrations and qualifications of Fund Shares under federal and state law; monitor the financial, accounting, and administrative functions of the Fund; maintain liaison with the various agents employed for the benefit of the Fund by the Corporation (including the Corporation's transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Fund.

                  C. Reports to Fund. The Manager shall furnish to or place at the disposal of the Corporation or Fund, as appropriate, such information, reports, evaluations, analyses and opinions as the Fund may, at any time or from time to time, reasonably request or as the Manager may deem helpful.




















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               D.    Reports and Other Communications to Fund
          Shareholders. The Manager shall assist in developing all general shareholder communications, including regular shareholder reports.

                  E. Fund Personnel. The Manager agrees to permit individuals who are officers or employees of the Manager to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Corporation, without remuneration from or other cost to the Fund or the Corporation.

                  F. Personnel, Office Space, and Facilities of Manager. The Manager at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as the Manager requires in the performance of its investment advisory and other obligations under this Agreement.

               2.    Allocation of Expenses.

                  The Manager shall pay all of the Corporation expenses, on behalf of the Fund, with the following exceptions:

                     (1)  Interest.  Interest;

                     (2) Taxes. All taxes or governmental fees payable by or with respect of the Fund to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

                     (3) Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale, or lending of the Fund's portfolio securities;

                     (4) Directors' Fees and Expenses. All compensation of directors, other than those affiliated with the Manager, and all expenses (including counsel fees and expenses) incurred in connection with their service; and

                     (5) Nonrecurring and Extraordinary Expenses. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors, and agents.



















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               3.    Management Fee.  The Fund shall pay the Manager a fee
          ("Fee") at the annual rate of 0.85% of the Fund's net assets.
          The Fee shall be paid monthly to the Manager on the first business day of the next succeeding calendar month and shall be calculated as follows: The monthly fee is equal to the sum of the daily fee accruals which shall be computed by multiplying the fraction of one (1) over the number of calendar days in the year by the fee rate of 0.85%, and multiplying this product by the net assets of Fund for that day as determined in accordance with the Fund's prospectus as of the close of business from the previous business day on which the Fund was open for business.

                  It is understood that the expenses of the Fund will not exceed any expense limitation prescribed by any state in which the Fund's shares are qualified for sale ("State Expense Limit"). Any Management Fees not paid or expenses assumed by the Manager pursuant to a State Expense Limit shall be subject to reimbursement provided that no such reimbursement shall be made more than two years after the fiscal year in which such fees were not paid or expenses assumed.

                  A. Proration of Fee. If this Agreement becomes effective or terminates before the end of any month, the Fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

               4. Shareholder Account Fee. The Corporation, on behalf of the Fund, by resolution of the board of directors, including a majority of the independent directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts to be retained by the Fund or to be paid to the Manager to defray expenses which would otherwise be paid by the Manager in accordance with the provisions of Paragraph 2 of this Agreement. At least 60 days' prior written notice of the intent to impose such fee must be given to the Fund's shareholders.

               5. Brokerage. Subject to the approval of the board of directors, the Manager, in carrying out its duties under Paragraph 1.A., may cause the Corporation, with respect to the Fund, to pay a broker-dealer which furnishes brokerage or research services [as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the



















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          "'34 Act")], a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the '34 Act).

               6. Manager's Use of the Services of Others. The Manager may (at its cost except as contemplated by Paragraph 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Manager or the Corporation or Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Manager may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Corporation or Fund, as appropriate, or in the discharge of Manager's overall responsibilities with respect to the other accounts which it serves as investment manager.

               7. Ownership of Records. All records required to be maintained and preserved by the Corporation or Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Manager on behalf of the Corporation or Fund, as appropriate, are the property of the Corporation or Fund, as appropriate, and will be surrendered by the Manager promptly on request by the Corporation or Fund, as appropriate.

               8. Reports to Manager. The Corporation or Fund, as appropriate, shall furnish or otherwise make available to the Manager such prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Corporation or Fund, as appropriate, as the Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

               9. Services to Other Clients. Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment supervisory and corporate


















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          administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms or corporations, or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until the Manager shall otherwise consent, the Manager shall be the only investment manager to the Fund.

               10. Limitation of Liability of Manager. Neither the Manager nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Corporation or Fund (at the direction or request of the Manager) or the Manager in connection with the Manager's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation or Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Corporation or Fund or from reckless disregard by the Manager or any such person of the duties of the Manager under this Agreement.

               11. Use of Manager's Name. The Corporation or Fund may use the name "T. Rowe Price Equity Series, Inc." or any other name derived from the name "T. Rowe Price" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager as investment manager. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Corporation or Fund will (by corporate action, if necessary) cease to use any name derived from the name "T. Rowe Price," any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Manager, or with any organization which shall have succeeded to the Manager's business as investment manager.

               12. Term of Agreement. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through April 30, 1997. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, so long as: (a) such continuation shall be specifically approved at least annually by the board of directors of the Corporation or



















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          by vote of a majority of the outstanding voting securities of the
          Fund and, concurrently with such approval by the board of directors or prior to such approval by the holders of the outstanding voting securities of the Fund, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Corporation, with respect to the Fund, who are not parties to this Agreement or interested persons of any such party; and (b) the Manager shall not have notified the Corporation, in writing, at least 60 days prior to April 30, 1997 or prior to April 30th of any year thereafter, that it does not desire such continuation. The Manager shall furnish to the Corporation, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

               13.   Amendment and Assignment of Agreement.  This
          Agreement may not be amended or assigned without the affirmative vote of a majority of the outstanding voting securities of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

               14. Termination of Agreement. This Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days' prior notice in writing to the other party; provided, that in the case of termination by the Corporation, with respect to the Fund, such action shall have been authorized by resolution of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund.

               15.   Miscellaneous.

                  A. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  B. Interpretation. Nothing herein contained shall be deemed to require the Corporation to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the board of directors of the Corporation of its responsibility for and control of the conduct of the affairs of the Fund.



















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                  C. Definitions.  Any question of interpretation of any
          term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used in Paragraphs 2, 8, 10, 11, and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


          Attest:                       T. ROWE PRICE EQUITY SERIES, INC.


          /s/Patricia S. Butcher             /s/M. David Testa
          __________________________    By:  ____________________________
          Patricia S. Butcher                M. David Testa
          Assistant Secretary                President


          Attest:                       T. ROWE PRICE ASSOCIATES, INC.


          /s/Barbara A. VanHorn              /s/Henry H. Hopkins
          __________________________    By:  ______________________________
          Barbara A. VanHorn                 Henry H. Hopkins
          Assistant Secretary                Managing Director